UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2006

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

Amendment to Albertson’s License Agreements

On May 31, 2006, Cardivan Company (“Cardivan”), a wholly-owned subsidiary of Herbst Gaming, Inc. (the “Company”), entered into a Letter Agreement (the “Letter Agreement”) with Albertson’s, Inc. (“Albertson’s”), SUPERVALU INC. (“SUPERVALU”) and AB Acquisition LLC (“AB Acquisition”) pursuant to which Cardivan’s existing route contracts with Albertson’s were terminated and immediately reconstituted as two identical contracts, with one contract applicable to stores owned by SUPERVALU and the other contract applicable to stores owned by AB Acquisition.

A copy of the Letter Agreement is attached hereto and incorporated by reference as Exhibit 99.1.

CVS Agreement

On June 2, 2006, Cardivan entered into a Gaming License Agreement (the “License Agreement”) with affiliates of CVS Corporation (“CVS”) in respect of Albertson’s and SAV ON stores acquired by CVS. The terms of the License Agreement are substantially consistent with Cardivan’s existing route contracts and provide for the right of Cardivan to place a specified number of gaming devices in designated SAV ON stores.

A copy of the License Agreement is attached hereto and incorporated by reference as Exhibit 99.2.

The Company inadvertently neglected to file each of the Letter Agreement and the License Agreement prior to the date hereof.

ITEM 9.01                                       Financial Statements and Exhibits

(d)                                  Exhibits

99.1	Letter Agreement dated May 31, 2006 among Albertson’s, Inc., SUPERVALU, Inc., AB Acquisition LLC and Cardivan Company.

99.2

Gaming License Agreement dated as of June 2, 2006 among Cardivan Company, Nevada CVS Pharmacy, L.L.C., Henderson CVS, L.L.C., Desert Eastern CVS, L.L.C., Maryland Parkway CVS, L.L.C., CVS 2989 Las Vegas, L.L.C. and Senip CVS, L.L.C.*

*                 Portions of Exhibit 99.2 have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: August 7, 2006	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer